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                                                                    Exhibit J.14

                            FORM OF SERVICE AGREEMENT

This AGREEMENT, dated December [_], 2010, is by and between Eagle Strategies LLC ("Eagle"), a Delaware limited liability company and an indirect wholly-owned subsidiary of New York Life Insurance Company ("New York Life"), and New York Life Insurance and Annuity Corporation ("NYLIAC"), a stock insurance company incorporated in Delaware and a wholly-owned subsidiary of New York Life ("Agreement").

     WHEREAS, Eagle is an investment adviser registered with the Securities and Exchange Commission (the "Commission"), engaged in the business of providing investment advisory services and products, and in such other kinds of business activities that are reasonably and necessarily incidental to this business;

     WHEREAS, NYLIAC is an insurance company licensed to offer life insurance and annuities in the District of Columbia and all fifty states;

     WHEREAS, NYLIAC issues the New York Life Lifetime Wealth Variable Universal Life policy (the "LWVUL") where policyowners may elect to receive asset allocation and investment advisory services from a registered investment adviser in connection with such LWVUL;

     WHEREAS, NYLIAC desires to have Eagle act as the registered investment adviser and provide such asset allocation and investment advisory services in connection with the LWVUL; and

     WHEREAS, LWVUL policyowners must enter into a separate agreement with Eagle (the "Client Agreement") in order to receive such asset allocation and investment advisory services in connection with the LWVUL.

NOW, THEREFORE, the parties hereby agree as follows:

     1. RELATIONSHIP OF THE PARTIES

Neither Eagle nor NYLIAC shall act or hold itself as acting as agent of the other, except by express mutual consent.

This Agreement does not supersede or purport to alter the provisions of any agreements between Eagle, New York Life and/or NYLIAC. No provision of this Agreement or its implementation shall be deemed to affect, supersede, alter, annul or repeal any agreements that may exist or may be entered into by and between NYLIAC and Eagle, by and between New York Life and Eagle, or by and between the parties hereto, and/or any other affiliate or subsidiary of New York Life.

     2. ARRANGEMENTS NOT EXCLUSIVE

Arrangements provided in this Agreement are not exclusive and Eagle and NYLIAC each retain the right to contract with any other person for the provision or receipt of any services or facilities, whether or not provided under this Agreement.


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     3. PERFORMANCE OF SERVICES

     (A) EAGLE'S SERVICES

Eagle shall provide asset allocation and investment advisory services to LWVUL policyowners who enter into a Client Agreement with Eagle with respect to, such services (the "Clients"). The asset allocation and investment advisory services provided to the Clients are specified in the Client Agreement (the "Advisory Services"). The Advisory Services will include recommending an initial asset and premium allocation for the insurance dedicated funds available through LWVUL (the "Funds") in NYLIAC Variable Universal Life Separate Account - I (the "Separate Account") based on an assessment of the Client's investment objectives and/or financial situation; providing on-going rebalancing of LWVUL asset allocations; and managing the investment advisory relationship with the Client (including meeting with the Client to discuss any changes in the Client's investment objectives or financial situation, and recommending a change to a different asset allocation if necessary).

Eagle will promptly notify NYLIAC if a Client terminates the Client Agreement.

In providing the Advisory Services, Eagle may retain one or more unaffiliated third-party investment advisers to act as sub-advisers. Eagle will bear any and all costs incurred in connection with retaining any such sub-advisers.

The Advisory Services will be provided in accordance with the applicable provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act") and the rules and regulations promulgated thereunder and under all the applicable federal and state laws and regulations.

Eagle's services under this Agreement do not include providing insurance-related advice to Clients.

     (B) NYLIAC'S SERVICES

NYLIAC will make available, and administer the delivery of, the Advisory Services offered in connection with the LWVUL. NYLIAC will also provide certain administrative services with respect to the Advisory Services, including effecting all initial allocation and rebalancing instructions provided by Eagle. NYLIAC will deduct a monthly asset allocation access charge (the "Access Charge") to cover the cost of NYLIAC's services described herein and the Advisory Services offered in connection with the LWVUL. NYLIAC will only deduct the Access Charge on LWVUL policies where Clients have a Client Agreement in place that has not been terminated and such Client's Separate Account Value is at least $2,500. The Access Charge will no longer be deducted if a Client's Separate Account Value is less than $2,000. NYLIAC will notify Eagle if the Separate Account Value of a Client with an existing Client Agreement falls below $2,000.

NYLIAC will make available valuation and performance data with regard to the Funds available through the LWVUL. NYLIAC will promptly notify Eagle if it is considering changing the availability of any of the Funds in the Separate Account.


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As provided in Section 6 hereof, NYLIAC's services under this Agreement do not include providing investment advisory services to the Clients.

     4. AVAILABLE FUNDS

From time to time, Eagle may request that additional insurance dedicated funds be added to the Separate Account or that certain Funds be removed. The addition to or deletion from the Separate Account of any insurance dedicated fund will be in the sole discretion of NYLIAC, and NYLIAC shall be solely responsible for determining which funds will be available through the LWVUL.

     5. ASSOCIATED PERSONS AND ACCESS PERSONS

Eagle and NYLIAC agree that any employees of NYLIAC or New York Life who have access to the investment recommendations of Eagle to the Clients will be treated as associated persons of Eagle, and access persons of Eagle if and as required under Rule 204A-1 of the Advisers Act. Such persons will be subject to relevant policies and procedures of Eagle, including conflict of interest certifications, insider trading policies and personal securities transaction reporting requirements.

     6. INVESTMENT ADVISORY AND INSURANCE LICENSING

Eagle and NYLIAC agree and acknowledge that NYLIAC is not a registered investment adviser and that NYLIAC will not provide investment advisory services to the Clients. Eagle and NYLIAC agree that Eagle is not licensed as either an insurance company or an insurance agency and will not provide insurance-related services or advice.

     7. SEGREGATION OF RECORDS AND ASSETS

Eagle and NYLIAC, in performing services under this Agreement, shall maintain their own separate accounts and books and records.

     8. CONTROL

The performance of this Agreement shall not impair the control of the business and operations of each of NYLIAC and Eagle by their respective Board of Managers/Directors, as applicable.

     9. CUSTODY

NYLIAC understands and agrees that by contracting with Eagle to receive the services herein, NYLIAC may become subject to certain requirements pursuant to Rule 206(4)-2 of the Investment Advisers Act of 1940, including an audit performed by a third-party auditor.

     10. FEES AND EXPENSES


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As compensation for providing the Advisory Services to Clients pursuant to the
Client Agreements, Eagle shall receive a fee from NYLIAC equal on an annual basis to 50 bps multiplied by the value, as of each calendar month end of the Separate Account attributable to LWVUL policyowners for which NYLIAC is deducting an Access Charge. The fee is in all events a general obligation of NYLIAC under this Agreement, notwithstanding any fees or charges it may collect under the LWVUL. Such fee will be calculated monthly and be payable monthly in arrears. Settlement must occur within 15 business days of month-end. Notwithstanding anything to the contrary in this Agreement, Eagle will not have any power, authority or right to itself direct any such payment from the Separate Account under any circumstances.

Each party hereto shall record on its books and records any fee paid or received hereunder.

Each party assumes and will pay its own expenses.

     11. REPRESENTATIONS

          A. NYLIAC and Eagle represent (each on its own behalf) that it is not registered as nor does it act as a broker or dealer of securities.

          B. Eagle represents that it is an investment adviser registered with the Commission under the Advisers Act.

          C. NYLIAC represents that it is an insurance company duly organized and in good standing under the laws of the State of Delaware.

          D. NYLIAC represents that the LWVUL will be issued and sold in compliance in all material respects with all applicable federal and state laws.

          E. Each party is duly authorized and has taken all relevant actions to enter into and execute this agreement.

     12. GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principle of conflicts of laws.

     13. PRIVACY AND SECURITY

          a. Privacy. As part of this Agreement, Eagle may have access to individually identifiable personal information of NYLIAC's and Eagle's consumers ("Consumer Information"). Eagle agrees to use such Consumer Information in accordance with both NYLIC and Eagle's privacy policies. Eagle will establish administrative, physical and technical safeguards to ensure the security and confidentiality of all Consumer Information Eagle may collect, use, disclose or maintain and to protect against unauthorized access to or


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               disclosure of Consumer Information. Eagle will follow policies and procedures designed to ensure that Consumer Information will be used in accordance with this Agreement.

          b. Health Insurance Portability and Accountability Act. With respect to services provided by Eagle to NYLIAC involving products governed by the Health Insurance Portability and Accountability Act privacy and security rules ("HIPAA"), Eagle will serve as a "Business Associate" of NYLIAC as defined by 45 C.F.R. 160.103. In such capacity, Eagle may have access to "Protected Health Information" ("PHI") as defined in 45 C.F.R Section 160.103. PHI includes information that is received from, or created and received on behalf of, NYLIAC and is information about an individual which relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present, or future payment for the provision of health care to an individual. PHI also either identifies the individual or there is a reasonable basis to believe the information can be used to identify the individual. PHI pertains to both living and deceased individuals.

     In its capacity as Business Associate, Eagle agrees to the following:

          a. Eagle's use of PHI shall be limited to only those purposes that are necessary to perform the services provided in this Agreement.

          b. Eagle shall disclose PHI only to any subcontractors, representatives, or agents that may be assisting Eagle in carrying out its services.

          c. Eagle may not use or disclose PHI in any manner that would constitute a violation of 45 C.F.R. Parts 160 and 164 if so used or disclosed by NYLIAC.

          d. Eagle agrees to not use or further disclose PHI other than as authorized by this Agreement or as required by law.

          e. Eagle shall use appropriate safeguards to prevent uses or disclosures of PHI other than as provided for by this Agreement.

          f. If Eagle becomes aware of any use or disclosure of PHI not provided for by this Agreement, it shall report such use or disclosure to the appropriate parties within three business days of gaining such knowledge.

          g. Eagle shall require that its agents, representatives and subcontractors, to whom it provides PHI under this Agreement, to agree to the same restrictions and conditions that apply to Eagle with respect to such information.

          h. Within fifteen business days of a request, Eagle agrees to comply with a request to accommodate an individual's access to his/her PHI. In the event an individual contacts


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               Eagle directly about access to PHI, Eagle shall notify the appropriate parties of such request within three business days of such contact.

          i. Within fifteen business days of a request, Eagle agrees to comply with a valid request to make amendments to PHI. Eagle shall promptly incorporate any such amendments into the PHI. In the event an individual contacts Eagle directly about making amendments to PHI, Eagle shall notify the appropriate parties of such request within three business days of such contact.

          j. Eagle shall keep a record of disclosures of PHI and agree to make information regarding disclosures of PHI available to NYLIAC within fifteen days of a request by NYLIAC. Eagle shall provide, at a minimum, the following information: (1) the date of disclosure; (2) the name of the entity or person who received the PHI, and the address of such entity or person, if known; (3) a brief description of the PHI disclosed; (4) a brief statement regarding the purpose and explanation of the basis of such disclosure and (5) the names of all individuals whose PHI was disclosed.

          k. Eagle agrees to comply with any other restrictions on the use or disclosure of PHI that NYLIAC may from time to time request.

          l. Eagle shall make its internal practices, books and records relating to uses and disclosures of PHI available to the appropriate parties of NYLIAC, or to the Secretary of the U.S. Department of Health and Human Services or its designee, for purposes of determining NYLIAC and Business Associate compliance with 45 C.F.R. Parts 160 and 164.

          m. Upon the termination of Eagle's relationship, Eagle shall handle NYLIAC's PHI in accordance with all applicable rules and regulations.

     14. NOTICE

All notices, statements or requests furnished under this Agreement shall be in writing, and shall be deemed given, upon delivery to the person indicated below, or if mailed, by certified or registered mail, addressed to such other party, as designated below, such designated person or address may be changed from time to time, by written notice as provided in this Section.

          If to NYLIAC:

          NYLIAC
          51 Madison Avenue
          New York, NY 10010
          Attn: Robert Gardner

          If to Eagle:


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          Eagle Strategies LLC
          51 Madison Avenue
          New York, NY 10010
          Attn: Robert Karmen
          CC: Office of General Counsel

     15. ASSIGNMENT, DURATION AND TERMINATION

This Agreement may not be assigned by either NYLIAC or Eagle, except by mutual written consent.

The initial term of this Agreement is one year from its effective date. Thereafter, this Agreement shall continue for successive one year periods unless terminated on not less than [90] days' written notice to the other party.

This Agreement may be terminated by either NYLIAC or Eagle, for any reason, at any time, upon not less than 120 days' written notice to the other party. Either party may terminate for cause immediately if continued performance under this agreement would materially violate applicable state or federal laws, rules or regulations.

     16. MODIFICATION; WAIVER

This Agreement may be modified only by a written instrument executed by each of the parties. Any of the terms and conditions of this Agreement may be waived in writing at any time by the party entitled to their benefits.

     17. ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the parties and their respective affiliates, representatives and agents in respect of the subject matter of this Agreement.

     18. RELATIONSHIP BETWEEN THE PARTIES

The parties agree that this is an arm's length transaction in which the parties' undertakings and obligations are limited to the performance of their obligations under this Agreement.

     19. NO THIRD-PARTY BENEFICIARIES

Nothing in this Agreement will confer any rights upon any Person that is not a party or a successor or permitted assignee of a party to this Agreement.

     20. COUNTERPARTS


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This Agreement may be executed in one or more counterparts, all of which will constitute one and the same instrument.

     21. ACCESS.

NYLIAC and Eagle and their respective duly authorized representatives shall, at all reasonable times, each be permitted access to all relevant books and records of the other pertaining to charges allocated to or made pursuant to this Agreement. The Commissioner of the Delaware Insurance Department and her representatives shall at all reasonable times be permitted access to all books and records of either party pertaining to services provided and charges allocated or billed pursuant to this Agreement.

     22. RECORDS.

Each party shall maintain separate accounts and records identifying the nature and type of each service provided under this Agreement, together with supporting statistical and other data and documentation, in order to permit identification of those services provided hereunder, including without limitation for regulatory and reporting purposes. All books, records, and files established and maintained by each party to this Agreement by reason of this Agreement which, in the absence of this Agreement, would have been established and maintained by the other party shall be deemed the property of the other party and shall be subject to examination, during normal business hours, by NYLIAC or Eagle, as the case may be, or its authorized agents. Such books, records and files shall be delivered to Eagle or NYLIAC, as the case may be, on demand.

     23. AMENDMENTS.

This Agreement may not be amended, and none of its provisions may be modified, except expressly by an instrument signed by the parties hereto. No failure or delay of a party in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver by a party of any provision of this Agreement or consent to any departure therefrom shall be effective unless in writing and signed by such party, and then such waiver or consent shall be effective only in the specific instance and for the purpose expressly stated.

     24. SEVERABILITY.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only as broad as is enforceable.

     25. HEADINGS


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The headings contained in the Agreement are inserted for convenience and are not intended to be part of this Agreement.

IN WITNESS WHEREOF, NYLIAC and Eagle have caused this Agreement to be executed as of the day and year first above written.

                                        EAGLE STRATEGIES LLC


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        NEW YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


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